Comcast Expands and Extends Relationship with CSG International July 31, 2014 Peter Kalan President and Chief Executive Officer Exhibit 99.2

Certain statements in this communication regarding the potential processing of non- CSG customer accounts onto the CSG billing platform, including any statements regarding the expected timetable for completing any such conversions and their financial impact for CSG and any other statements regarding CSG’s future expectations, beliefs, plans, objectives, financial projections, assumptions or future events that are not historical in nature are “forward-looking” statements made within the meaning of the Securities Act of 1933, as amended. These statements are often, but not always, made through use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the factors that could cause actual results to differ materially from those contained in the forward-looking statements are the following: the timing of any conversions of customer accounts to CSG’s billing platform; the risk that Comcast will not consolidate its disparate billing platforms to the CSG billing platform in a timely manner; the risk with both parties’ abilities to promptly, efficiently and effectively convert customer accounts from other billing platforms onto the CSG platform; and the potential adverse impact of continued service provider consolidation within the communications industry. The factors listed above are in no way intended to be a complete or exhaustive list of all the risks associated with our relationship with Comcast. Reader are encouraged to read additional information concerning these and other risk factors in CSG’s respective filings with the SEC, including our most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We assume no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. SAFE HARBOR & FORWARD-LOOKING STATEMENTS

This contract creates long-term economic value and growth opportunities for CSG Comcast Expands and Extends Contract: Framework to Standardize and Consolidate Residential Customers

Overview of the expanded contract

Standardized, streamlined back-office operations Enhanced customer experience Attractive pricing structure Increased: Revenues Visibility Scale, driving efficiencies and reducing costs Leverage in our operations CSG benefits Comcast benefits Principles of the new contract bring benefits to both parties Creating long-term economic value and growth opportunities

There is opportunity in our Comcast relationship

Comcast has evolved into a leading communications and content provider North America: Largest cable operator: 26+ million monthly residential customers One of largest ISPs: 21+ million customers One of largest telephone service providers Global: Global media conglomerate

CSG has a longstanding partnership with Comcast Formed over two decades ago Evolved through conversion of 13+ million acquired customers TCI / Media One / AT&T Now 16.5 million customers Support of video, voice and data products for residential and commercial customers

While Comcast evolves into a digital lifestyle service provider… Voice Standardized call centers Comcast Guarantee Commercial services Home Security Wireless partnerships Wi-fi hot spots X1 Platform Xfinity University Xfinity Video Retailing High Speed Data Xfinity brand Digital conversion …CSG has been an important part of the ecosystem that enabled that evolution

Contract details CFO Randy Wiese

Market leaders partnering together Standardized, streamlined operations Consistent and seamless customer experience Financial incentives: Attractive pricing for market share moves CSG stock warrants Increased revenues and profits Expanded and extended contract term: Revenue visibility Scale benefits & effective cost management Comcast benefits CSG benefits *Current Comcast video subscribers

Key contract terms/expectations *Total Comcast residential customers as of 6/30/14 Topic New contract Previous contract Expiration date June 30, 2019 February 28, 2017 Comcast’s current residential customers* Potential for all 26+M Approx. 16.5M Financial minimums Yes Yes Tiered pricing Yes Yes

New contract will drive growth 2008 2009 2010 2011 2012 2013 Revenue Potential Comcast Historical Annual Revenue & Potential Future Revenues Upon Billing Consolidation

Stock warrant details 1.9 million warrants are earned upon successful completion of key milestones with Comcast’s current customer accounts Additional 1 million warrants upon successful migration for potential acquired customer accounts in future Warrants similar to stock options: Exercise price of $26.68 approximates market value of CSG’s stock on contract signature date. Have financial value only if CSG’s stock price appreciates after issuance date. Warrants have a share dilution impact only to the extent they are in the money, and not subject to future performance vesting criteria. 475k vest January 2015 475k vest after 500K new subs converted 475k vest after the next 5 m new subs converted 475k vest proportionate to remaining new subs to be converted

Long-term economic value Contract provides framework for Comcast to consolidate current and future residential customers Increases visibility with market leader Creates opportunities to grow revenues and profits Strengthens our partnership today and in the future

We will continue to build on our success Because we: DELIVER - we do what we say we will INVEST in our people, our solutions and our clients FOCUS on R&D - ahead of the market SOLVE business problems DELIVER - trusted partner

The investments we’ve made in our people, our products and our clients are paying off The Comcast contract creates long-term economic value and growth opportunities.

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